Exhibit 99.1

Press Release

MagnaChip Reports Fourth Quarter and Full Year 2015 Financial Results

SEOUL, South Korea and SAN JOSE, Calif., February, 17 2016 — MagnaChip Semiconductor Corporation (“MagnaChip”) (NYSE: MX), a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products, today announced financial results for the fourth quarter and full year ended December 31, 2015.

Revenue for the fourth quarter of 2015 was $152.4 million, a 1.3% decline compared to $154.4 million for the third quarter of 2015, and down 9.1% compared to $167.7 million for the fourth quarter of 2014. Foundry Services revenue in the fourth quarter of 2015 was $65.8 million and Standard Products Group revenue was $86.5 million. For the full year 2015, revenue was $633.7 million compared to $698.2 million for 2014, a 9.2% decrease.

Gross profit was $29.9 million, or 19.6% as a percent of revenue for the fourth quarter of 2015. This compared with gross profit of $34.7 million, or 22.5%, for the third quarter of 2015 and $34.5 million, or 20.6%, for the fourth quarter of 2014. Foundry gross profit was 22.7% and Standard Products Group gross profit was 17.2% in the fourth quarter of 2015. For the full year 2015, gross profit was $134.9 million, or 21.3%, compared to $152.9 million, or 21.9%, for 2014.

Net income, on a GAAP basis, for the fourth quarter of 2015 totaled $22.9 million, or $0.66 per basic and diluted share, compared to a net loss of $57.1 million, or $1.65 per basic share, for the third quarter of 2015 and net loss of $63.8 million, or $1.87 per basic share, for the fourth quarter of 2014. Net income included a tax benefit and a foreign currency translation gain on intercompany loans payable as well as spending reductions. For the full year 2015, net loss was $84.9 million, or $2.47 per basic share, compared to $117.2 million or $3.44 per basic share, for 2014.

“Revenue in the fourth quarter was at the high end of our guidance range and gross margin was better than expected, driven primarily by an increase in demand for AMOLED display drivers consumed by smartphone makers in China,” said YJ Kim, Chief Executive Officer of MagnaChip. “Despite a weak macro environment, our foundry pipeline is filling, AMOLED demand is improving and our business is showing early signs of stabilizing.”

Chief Financial Officer Jonathan Kim commented, “During 2015, we embarked on a comprehensive plan to reduce total normalized spending by more than $40 million for the year. In fact, we far exceeded our goal and reduced total normalized spending by over $50 million, including approximately $13 million in the fourth quarter of 2015 alone. We will continue to explore opportunities to control spending in 2016.”

Adjusted Net Income, a non-GAAP measurement, for the fourth quarter of 2015 totaled $5.2 million, or $0.15 per basic and diluted share, compared to an Adjusted Net Loss, a non-GAAP measurement, of $10.4 million, or $0.30 per basic share, in the third quarter of 2015 and an Adjusted Net Loss of $10.8 million, or $0.32 per basic share, for the fourth quarter of 2014. For the full year 2015, Adjusted Net Loss was $26.7 million, or $0.78 per basic share compared to an Adjusted Net Loss of $38.1 million or $1.12 per basic share for 2014.

Management believes that non-GAAP financial measures, when viewed in conjunction with GAAP results, can provide a meaningful understanding of the factors and trends affecting MagnaChip’s business and operations. However, such non-GAAP financial measures have limitations and should not be considered as a substitute for net income or as a better indicator of our operating performance than measures that are presented in accordance with GAAP. A reconciliation of GAAP results to non-GAAP results is included following the financial statements.

Cash and cash equivalents totaled $90.9 million at the end of the fourth quarter of 2015, an increase of $22.4 million from the end of the prior quarter primarily due to one-time receipts of pre-paid deposits for the planned sale of our 6” fab equipment and prepayment received for end-of-life products produced in our 6” fab.

As disclosed in MagnaChip’s 2015 proxy statement, the Board of Directors established a Strategic Review Committee (“SRC”) to assist the Board in reviewing, considering and evaluating strategic alternatives that may be available to MagnaChip. The SRC and the Board of Directors are still actively involved in an ongoing process of reviewing various strategic alternatives and will continue to evaluate alternatives consistent with their obligation to act in the best interest of stockholders. No decision has been made to enter into a transaction at this time and MagnaChip can offer no assurance that it will enter into any transaction in the future.

The following table sets forth information relating to our operating segments:

	Three Months Ended		Year Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Net Sales
Foundry Services Group	$65,822	$78,949	$290,775	$360,549
Standard Products Group
Display Solutions	53,895	55,455	207,480	199,861
Power Solutions	32,576	33,108	134,814	137,246

Total Standard Products Group	86,471	88,563	342,294	337,107
All other	137	140	643	562

Total net sales	$152,430	$167,652	$633,712	$698,218

	Three Months Ended		Year Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Gross Profit
Foundry Services Group	$14,935	$15,630	$66,175	$75,739
Standard Products Group	14,878	18,728	68,094	76,561
All other	89	140	595	562

Total gross profit	$29,902	$34,498	$134,864	$152,862

Fourth Quarter and Recent Company Highlights

•	Surpassed 160 Million Mark in AMOLED Display Driver IC Units Shipped

•	Selected for the “2015 Excellence Supplier Award” by LG Display

•	Hosted a Foundry Technology Symposium in Shenzhen, China, on November 10, 2015

•	Announced a 2016 Foundry Technology Symposium in Beijing, China, on March 15, 2016

Business Outlook

For the first quarter of 2016, MagnaChip anticipates:

•	Revenue in the first quarter, typically our seasonally weakest period, will be in the range of $141 million to $147 million. This would represent a sequential decline of between 3-7% – despite a sequential loss of more than $10 million in revenue from our 6” fab, which will close at the end of February.

•	Gross profit to be 21% to 24% as a percent of revenue.

Conference Call

MagnaChip will hold a conference call at 5 p.m. EST today (February 17, 2016) to discuss the fourth quarter and full year 2015 financial results. The conference call will be webcast live and is also available by dialing 1-866-776-2061 in the U.S. or 1-706-679-0298 for all other locations. The conference ID number is 24897567 and participants are encouraged to initiate their calls at least 10 minutes in advance of the 5 p.m. EST start time to ensure a timely connection. The webcast and earnings release will be accessible at www.magnachip.com.

A replay of the conference call will be available the same day and will run for 72 hours. The replay access numbers are 1-855-859-2056 or 1-404-537-3406. The access code is 24897567.

About MagnaChip Semiconductor Corporation

Headquartered in South Korea, MagnaChip is a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products for high-volume consumer applications. MagnaChip believes it has one of the broadest and deepest ranges of analog and mixed-signal semiconductor platforms in the industry, supported by its 30-year operating history, a large portfolio of registered and pending patents, and extensive engineering and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through, MagnaChip’s website is not a part of, and is not incorporated into, this release.

Safe Harbor for Forward-Looking Statements

Information in this release regarding MagnaChip’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include statements about our future operating and financial performance, including first quarter 2016 revenue and gross profit and expectations related to future spending and cost reduction initiatives. All forward-looking statements included in this release are based upon information available to MagnaChip as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include general economic conditions, the impact of competitive products and pricing, timely design acceptance by our customers, timely introduction of new products and technologies, ability to ramp new products into volume production, industry wide shifts in supply and demand for semiconductor products, industry and/or company overcapacity, effective and cost efficient utilization of manufacturing capacity, financial stability in foreign markets and the impact of foreign exchange rates, unanticipated costs and expenses or the inability to identify expenses which can be eliminated, compliance with U.S. and international trade and export laws and regulations by us and our distributors, and other risks detailed from time to time in MagnaChip’s filings with the SEC, including our Form 10-K filed on May 28, 2015 and our Form 10-Q filed on November 6, 2015 and subsequent registration statements, amendments or other reports that we may file from time to time with the SEC and/or make available on our website. MagnaChip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

CONTACTS:

In the United States: Robert Pursel Director of Investor Relations Tel. +1-408-625-1262 robert.pursel@magnachip.com	In Korea: Chankeun Park Senior Manager, Public Relations Tel. +82-2-6903-3195 chankeun.park@magnachip.com

# # #

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of US dollars, except share data)

(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Net sales	$152,430	$154,382	$167,652	$633,712	$698,218
Cost of sales	122,528	119,683	133,154	498,848	545,356
Gross profit	29,902	34,699	34,498	134,864	152,862
Gross profit %	19.6%	22.5%	20.6%	21.3%	21.9%
Operating expenses
Selling, general and administrative expenses	18,653	22,107	32,491	94,378	126,954
Research and development expenses	18,879	20,450	22,147	83,420	92,765
Restructuring and impairment charges	—	—	10,269	—	10,269
Total operating expenses	37,532	42,557	64,907	177,798	229,988
Operating loss	(7,630)	(7,858)	(30,409)	(42,934)	(77,126)
Interest expense	(4,081)	(4,075)	(4,252)	(16,268)	(16,833)
Foreign currency gain (loss), net	17,080	(44,139)	(30,160)	(42,531)	(24,650)
Other income, net	617	256	744	1,779	2,900
Income (loss) before income tax expenses	5,986	(55,816)	(64,077)	(99,954)	(115,709)
Income tax expenses (benefits)	(16,868)	1,250	(247)	(15,087)	1,523
Net income (loss)	$22,854	$(57,066)	$(63,830)	$(84,867)	$(117,232)
Earnings (loss) per common share :
- Basic	$0.66	$(1.65)	$(1.87)	$(2.47)	$(3.44)
- Diluted	$0.66	$(1.65)	$(1.87)	$(2.47)	$(3.44)
Weighted average number of shares—Basic	34,698,777	34,664,246	34,056,413	34,380,517	34,055,513
Weighted average number of shares—Diluted	34,713,034	34,664,246	34,056,413	34,380,517	34,055,513

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND ADJUSTED NET INCOME (LOSS)

(In thousands of US dollars, except share data)

(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Net income (loss)	$22,854	$(57,066)	$(63,830)	$(84,867)	$(117,232)
Adjustments:
Depreciation and amortization	6,424	6,399	7,072	26,490	29,989
Interest expense, net	4,020	4,023	4,134	16,039	16,289
Income tax expenses (benefits)	(16,868)	1,250	(247)	(15,087)	1,523
Restructuring and impairment charges	—	—	10,269	—	10,269
Equity-based compensation expense	398	393	407	2,768	2,072
Foreign currency loss (gain), net	(17,080)	44,139	30,160	42,531	24,650
Derivative valuation loss (gain), net	(61)	270	(49)	516	12
Restatement related expenses	(891)	1,891	12,145	12,372	40,897
Adjusted EBITDA	$(1,204)	$1,299	$61	$762	$8,469
Adjusted EBITDA per common share:
- Diluted	$(0.03)	$0.04	$0.00	$0.02	$0.24
Weighted average number of shares—Diluted	34,698,777	35,002,896	35,006,862	34,663,593	35,172,755
Net income (loss)	$22,854	$(57,066)	$(63,830)	$(84,867)	$(117,232)
Adjustments:
Restructuring and impairment charges	—	—	10,269	—	10,269
Equity-based compensation expense	398	393	407	2,768	2,072
Amortization of intangibles	—	—	120	—	1,221
Foreign currency loss (gain), net	(17,080)	44,139	30,160	42,531	24,650
Derivative valuation loss (gain), net	(61)	270	(49)	516	12
Restatement related expenses	(891)	1,891	12,145	12,372	40,897
Adjusted net income (loss)	$5,220	$(10,373)	$(10,778)	$(26,680)	$(38,111)
Adjusted net income (loss) per common share:
- Diluted	$0.15	$(0.30)	$(0.32)	$(0.78)	$(1.12)
Weighted average number of shares—Diluted	34,713,034	34,664,246	34,056,413	34,380,517	34,055,513

We define Adjusted EBITDA as net income adjusted to exclude (i) depreciation and amortization, (ii) interest expense, net, (iii) income tax expenses (benefits), (iv) restructuring and impairment charges, (v) equity-based compensation expense, (vi) foreign currency loss (gain), net, (vii) derivative valuation loss (gain), net, and (viii) restatement related expenses.

We present Adjusted Net Income (Loss) as a further supplemental measure of our performance. We prepare Adjusted Net Income (Loss) by adjusting net income to eliminate the impact of a number of non-cash expenses and other items that may be either one time or recurring that we do not consider to be indicative of our core ongoing operating performance. We believe that Adjusted Net Income (Loss) is particularly useful because it reflects the impact of our asset base and capital structure on our operating performance. We define Adjusted Net Income (Loss) as net income adjusted to exclude (i) restructuring and impairment charges, (ii) equity-based compensation expense, (iii) amortization of intangibles, (iv) foreign currency loss (gain), net, (v) derivative valuation loss (gain), net, and (vi) restatement related expenses.

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands of US dollars, except share data)

(Unaudited)

	December 31, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$90,882	$102,434
Accounts receivable, net	63,498	72,957
Inventories, net	57,619	75,334
Other receivables	31,932	10,616
Prepaid expenses	7,075	7,560
Current deferred income tax assets	34	237
Hedge collateral	6,000	—
Other current assets	3,194	6,898
Total current assets	260,234	276,036
Property, plant and equipment, net	191,985	223,766
Intangible assets, net	2,629	2,451
Long-term prepaid expenses	12,117	10,916
Deferred income tax assets	238	415
Other non-current assets	10,678	14,147
Total assets	$477,881	$527,731
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$55,476	$70,767
Other accounts payable	10,961	10,986
Accrued expenses	76,721	81,060
Deferred revenue	10,060	1,990
Deposits received	8,165	—
Other current liabilities	5,128	4,470
Total current liabilities	166,511	169,273
Long-term borrowings, net	224,156	224,035
Accrued severance benefits, net	134,148	139,289
Other non-current liabilities	15,396	13,636
Total liabilities	540,211	546,233
Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized, 41,147,707 shares issued and 34,568,942 outstanding at December 31, 2015 and 40,635,233 shares issued and 34,056,468 outstanding at December 31, 2014	411	406
Additional paid-in capital	124,618	118,419
Accumulated deficit	(96,210)	(11,343)
Treasury stock, 6,578,765 shares at December 31, 2015 and 2014, respectively	(90,918)	(90,918)
Accumulated other comprehensive loss	(231)	(35,066)
Total stockholders’ equity (deficit)	(62,330)	(18,502)
Total liabilities and stockholders’ equity	$477,881	$527,731

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of US dollars)

(Unaudited)

	Three Months Ended	Year Ended
	December 31, 2015	December 31, 2015	December 31, 2014
Cash flow from operating activities
Net income (loss)	$22,854	$(84,867)	$(117,232)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	6,424	26,490	29,989
Provision for severance benefits	1,116	15,289	17,703
Bad debt expenses (reversal of allowance)	18	(3)	3,718
Amortization of debt issuance costs and original issue discount	169	660	614
Loss (gain) on foreign currency, net	(18,746)	46,984	32,760
Gain on disposal of investments	—	—	(1,524)
Impairment charges	—	—	10,269
Stock-based compensation	398	2,768	2,072
Other	2,768	2,437	1,375
Changes in operating assets and liabilities
Accounts receivable, net	(5,373)	3,299	(1,668)
Inventories, net	1,627	12,929	(3,380)
Other receivables	(28,578)	(21,463)	(5,052)
Other current assets	10,670	11,339	9,308
Deferred tax assets	5	372	1,458
Accounts payable	6,289	(12,605)	(1,526)
Other accounts payable	(693)	(10,892)	(13,046)
Accrued expenses	31,052	(1,679)	208
Deferred revenue	9,372	8,136	(825)
Other current liabilities	160	(1,210)	2,004
Other non-current labilities	2,915	3,105	1,963
Payment of severance benefits	(3,489)	(11,394)	(6,650)
Other	187	328	(7)
Net cash provided by (used in) operating activities	39,145	(9,977)	(37,469)
Cash flow from investing activities
Proceeds from settlement of hedge collateral	—	10,841	—
Payment of hedge collateral	—	(17,182)	—
Proceeds from disposal of plant, property and equipment	7,504	9,886	20
Proceeds from disposal of investments	—	—	2,003
Purchase of plant, property and equipment	(2,100)	(6,350)	(17,419)
Payment for intellectual property registration	(192)	(742)	(958)
Collection of guarantee deposits	513	636	—
Payment of guarantee deposits	(5)	(675)	(323)
Other	16	195	(21)
Net cash provided by (used in) investing activities	5,736	(3,391)	(16,698)
Cash flow from financing activities
Proceeds from issuance of common stock	2	3,436	68
Net cash provided by financing activities	2	3,436	68
Effect of exchange rates on cash and cash equivalents	(22,511)	(1,620)	2,927
Net increase (decrease) in cash and cash equivalents	22,372	(11,552)	(51,172)
Cash and cash equivalents
Beginning of the period	68,510	102,434	153,606
End of the period	$90,882	$90,882	$102,434